EXHIBIT 10.65
                                                                   -------------

                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         Reference is made to that certain Employment Agreement (the "Original Agreement"), dated as of December 21, 1998, by and between ANNIE'S HOMEGROWN INC. (the "Company"), a Delaware corporation, and Paul B. Nardone (the "Employee"), an Amendment made to the Original Agreement, as of August 26, 1999, by and between the Company and the Employee (the "First Amendment"), and an Amendment made to the Original Agreement, as of December 13, 1999, by and between the Company and the Employee (the "Second Amendment"). This Third Amendment to the Original Agreement is made as of August 16, 2000, by and between the Company and the Employee. Capitalized terms not defined in this Third Amendment shall have the meaning given to them in the Original Agreement.

                                   BACKGROUND
                                   ----------

         A. The Company and the Employee entered into the Original Agreement to define and/or establish the terms and conditions of the Employee's employment with the Company, including, but not limited to, the duration of his employment with the Company and the compensation and bonuses to be paid to the Employee.

         B. The Company and the Employee executed the First and Second Amendments to the Original Agreement to memorialize their intent to change or otherwise alter certain terms and conditions of the Employee's employment with the Company, including the duration of his employment with the Company and the compensation to be paid to the Employee.

         C. The Company and the Employee now wish to further amend the Original Agreement as set forth herein. The intent of these amendments is to reflect the Employee's new base salary and extension of the term of his employment with the Company.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing background, the mutual agreement of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

         1. Section 1 of the Original Agreement, as mended, is hereby amended by striking the date set forth in the first sentence of Section 1, "December 31, 1999" and inserting "March 31, 2001."

         The intent of this Amendment is to extend the Employee's term of employment with the Company to March 31, 2001, subject to the terms and conditions set forth in the Original Agreement, as amended by the First and Second Amendment.

         2. Section 5(a) of the Original Agreement, as amended, is hereby amended by striking ". . .and ten thousand ($10,000) for each month during the period January 1, 1999 through July 31, 1999." and replacing it with ". . . ; and ten thousand five hundred dollars ($10,500) for each month during beginning on April 1, 2000 and ending on March 31, 2001.

         The intent of this Amendment is to increase the Employee's annual base salary from ninety six thousand dollars ($96,000) to one hundred twenty-six thousand dollars ($126,000), effective as of April 1, 2000.

         3. In all other respects, the Original Agreement, as amended, is hereby ratified and confirmed.

         4. This Third Amendment may be executed in counterparts, each of which will be considered an original and each of which will constitute one and the same document.

         IN WITNESS WHEREOF, this Third Amendment has been executed as of the date set forth above.

ANNIE'S HOMEGROWN, INC.



By:    /s/ Neil Raiff
   --------------------------------------------------
      Neil Raiff, Chief Financial Officer




EMPLOYEE:


/s/ Paul B. Nardone
--------------------------------------------------
Paul B. Nardone